EXHIBIT 99.21

InterAmerican Gaming, Inc.

OTCBB : IAGM

July 19, 2012 08:00 ET
Start Earning Rewards Today with the SoFit App, Official Solution Provider for Walk A Mile

Launched With World Class Partners: Dave Stewart, Transcendental Music, Rock-it Media, Kiip Rewards, PayPal, and Xtreme Labs

TORONTO, ONTARIO--(Marketwire - July 19, 2012) - InterAmerican Gaming Inc. (OTCBB:IAGM) ("IAG" or "the Company") is pleased to announce that the SoFit Mobile application is live! SoFit is a new social gaming mobile application that lets you get fit, stay fit and earn rewards that matter.

SoFit has launched with the help of a world-class network of partners in support of its role as the Official Solution Provider for 'Walk A Mile'. Walk A Mile is a global event supported by the 2012 London Olympic Games that promotes social fitness and unity under the umbrella of the US State Department's 2012 Hours Against Hate tolerance campaign. 2012 Hours Against Hate highlights Secretary of State Hillary Rodham Clinton's commitment to the potential of young people to change the world. "More and more, I see communities and people turning their backs on old boundaries and barriers and finding new ways to bridge divides. That's the idea behind the 2012 Hours Against Hate campaign," said Clinton.

Simply download the SoFit app on your mobile device from the Apple App Store or Google Play to start taking your steps for tolerance and earn rewards today. See the SoFit app in action.

"SoFit Mobile is the ideal platform to house all of these amazing partners for consumers and charities around the world to use. We are thrilled to have been able to bring such a robust solution to market and look forward to helping people get fit, stay fit and earn rewards that matter through their support of Walk A Mile, and other charities and marathons coming on board soon." - Marc Askenasi, CEO & Founder, SoFit Mobile Inc.

Walk A Mile's Global Reach and Celebrity Support

With the strategic marketing and campaign management of Rock-it Media, Walk A Mile will gain worldwide support thanks to endorsements from cultural ambassadors, celebrities, athletes and supporters from all over the world including musicians, politicians, world leaders, thought leaders, sports stars, artists and prominent figures from corporations and NGOs.

A key launch partner is the acclaimed Dave Stewart, the musician, music producer, author, entrepreneur, filmmaker and philanthropist best known as a founding member of the Eurythmics. His song "Man To Man (Woman to Woman)" was recently chosen as the theme song for Walk A Mile. "Man to Man" is the second single off TRANSCENDENTAL MUSIC's MUSIC THAT CHANGES THE WORLD compilation. All 34 tracks will be served as in-app rewards to people who join the Walk A Mile movement by downloading and using the SoFit app.

"I'm honored my song 'Man To Man (Woman To Woman)' was chosen as The Department of State's 2012 Hours Against Hate 'Walk A Mile' campaign and thrilled to have Jihae sing this song as a duet," Stewart says. He adds: "The Walk A Mile campaign combines being healthy with respecting and learning from others, valuing differences, bridging cultural gaps, rejecting unfair stereotypes, discovering common ground, and creating new bonds. All these virtues are what's needed to create more tolerance in the world and using music with technology to empower this whole initiative is an exciting moment in time."

"I am incredibly excited to be working with Dave Stewart as our Ambassador of Walk A Mile and Musical Director for our London Concert. His integrated philosophy of creating legacy social movements within a cultural landscape will amplify the Walk A Mile message to millions," says Kate Dohring, founder of Rock It Media, and strategic advisor for The U.S. State Department's Hours Against Hate/Walk A Mile Olympic Partnership. "With Dave's help we are going to be able to go beyond communicating our message of tolerance, and with our Walk A Mile, global activation community powered by SoFit Mobile we will engage millions to take active steps to making it a reality."

Earn Rewards with Your Fitness, Sharing, and Fundraising

SoFit brings social mobile gaming to your fitness and fundraising activities making them more exciting and easy to share.

Each time a SoFit Buddy works out, supports or fundraises for an event, and / or shares their activities with their social networks, they are earning points that they can choose to submit monthly for a chance to win a sweepstakes prize package as well as increasing their ability to receive larger ticket rewards. They are also going to receive smaller rewards when participating to keep excitement and enticement high. These will be delivered through our partner, Kiip.

"We are honored to partner with SoFit for the launch of its new social fitness app," said Brian Wong, CEO of Kiip. "With the integration of the global Walk A Mile movement, we are confident that SoFit will quickly catch on in the marketplace and provide a compelling motivator for individuals to meet their fitness goals. We look forward to helping provide rewards for its users in their moments of happiness as they improve their personal fitness and reach specific notable milestones."

Payment processing for all donations will be provided by PayPal.

SoFit Mobile App Development

To ensure speed to market, SoFit partnered on development with Xtreme Labs, a team of world-leading mobile experts who were tasked with the challenge of unifying social interactions, charitable donations and rewards, gamification, and fitness. Because of its unique combination of features, the SoFit app is unlike any other app available to users today.

An integral part of the SoFit app is its ability to use GPS to track human movement, not yet a perfected method. The team's challenge was to find a way to track walking and running distances in dense, urban landscapes, where long linear movements are not always possible. The team had to come up with several algorithms to keep the device's GPS more accurate and stable while tracking user's movements. The team achieved over 80 per cent accuracy using GPS to track user's feet by creating their own Location Manager.

To create a competitive edge, users can also race other SoFit Buddies they 'friend' in a variety of distances through the app. Showing up as their own avatar on the 'Compete' screen, SoFit Buddies can track their progress in the race with how others are doing. This feature is possible through the Location Manager.

Amazing UX

The app was designed for both the Android and iOS platforms, keeping each platform's native conventions in mind. The end result was two highly native apps, blending seamlessly with the respective Android and iOS user experience (UX).

The UX design of the app went through several iterations to find the best way to allow users to track their friends. The end result was an intuitive screen that allows users to watch to progress of their SoFit Buddies as well as their own. The app is updated each day to accurately display progress.

The entire development of the app; readying the back-end server, research and development, building the app features and the app design, were completed in-house by Xtreme Labs. This made it possible to deliver an outstanding finished product to the client in a specific time frame.

"The energy and excitement that the SoFit team brought to Xtreme Labs with their ideas was refreshing. They had an intricate vision that we could not resist making into a reality. Our industry leading agile team worked non-stop with SoFit every step through development to bring their big idea to life. The final product is an app unlike any other available to date. The teams can be proud of what has been achieved," said Amar Varma, cofounder at Xtreme Labs.

About IAG and SoFit

IAG develops socially disruptive technologies. IAG builds industry-defining businesses through a combination of organic growth and acquisitions.

IAG's first product, SoFit, is a new social gaming mobile application that lets you get fit, stay fit and earn rewards that matter. The SoFit app is available for download for Apple and Android mobile devices from www.sofitmobile.com.

For more information and to stay engaged with SoFit 'follow' us on Twitter @sofitmobile and 'like' us on Facebook @ facebook.com/sofitmobile.

About Walk A Mile

Initiated by the U.S. Department of State and incorporated into the 2012 London Olympics Inspire program, 2012 Hours Against Hate - Walk A Mile is a global campaign to stop bigotry and promote respect across lines of culture, religion, tradition, class, and gender. Walk A Mile runs on smartphones using the SoFit application, a free social gaming platform, and will inspire everyone to take small steps to living a healthier life while connecting millions in the hopes of making the world a better place.

For more information about Walk A Mile and the 2012 Hours Against Hate Campaign, please go to www.2012walkamile.com or contact info@2012walkamile.com.

About TRANSCENDENTAL MUSIC

Transcendental Music ™ is the premier charity owned and controlled record label. Drawing on its links to the music community in an effort to raise funds for the 6 David Lynch Foundation programs. Featuring Digital Downloads, Limited Edition Collectible and unique music related product as the primary focus and window-dressing for our online store and website(s). By asking musical artists to donate exclusive, unreleased, top quality recordings, and collectible items, TMusic will create multi-level marketing campaigns to generate sales of donated items and raise awareness for the importance of TM practices.

About DAVE STEWART

"An explosive musician, deft guitar player, innately recognizes the genius in other people and puts it into play without being manipulative." - Bob Dylan

"Jack of All Trades Master of All of Them" - The Sunday Times

"He's the musician's musician." - Rolling Stone. For a full bio on STEWART, click here: www.weaponsofme.com/emp-19.

About Rock-It-Media

Rock-It-Media works with the social innovation spirit to help create, launch and accelerate unique ideas, products and social change platforms into the mainstream popular culture and marketplace.

A unique group of entertainment marketing and production experts and strategists joined together by a common cause, Rock-It-Media is a transformative consultancy group that produces ground-breaking campaigns that make a positive impact on the world. Working with governments, NGOs, entrepreneurs, thought leaders, musicians and activists to implement pro-active solutions that help philanthropies achieve critical mass.

Our lens is simple; first we believe in the project, and then, with our communication expertise and multi-media platform network of influential partners, we take the idea and launch it into the marketplace. Rock-It-Media is a meeting of culture and technology, where knowledge and expertise fuel concepts into reality.

About Xtreme Labs

Located in Toronto, Palo Alto, and New York City, Xtreme Labs leads the world in creating the best mobile, tablet and smart TV experiences for the most trusted companies across the globe. All projects are handled in-house by our talented engineering, design, business development, QA and U/X teams. For more information visit www.xtremelabs.com.

About PayPal

It's Trusted and Secure

More than 100 million active users trust their financial information to PayPal. And since we host the payment pages, we handle the PCI and CISP compliance and automatic fraud screening. That means you don't have to worry about collecting, protecting, or securely transmitting payment information.

About Kiip

Kiip is the world's first mobile rewards network that delivers rewards for achievements. Kiip operates on a "moments-based" model that leverages the achievement moment to help brands reach consumers when they are truly engaged. All Kiip-enabled games are in turn able to monetize and retain users through access to a premium rewards network. Kiip was founded by Brian Wong, Courtney Guertin, and Amadeus Demarzi in September 2010, and now has offices in New York, NY and is headquartered in San Francisco, CA. Kiip is currently backed by Hummer Winblad Venture Partners, True Ventures, Verizon Ventures, and Crosslink Capital. For more information visit: http://kiip.me. A gallery of Kiip's featured network along with a selection of rewards and brands are available at http://kiip.me/spotlight.

Forward-looking Statements

Note: This press release contains "forward looking statements" as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on currently available competitive, financial and economic data and management's views and assumptions regarding future events. Such forward-looking statements are inherently uncertain. InterAmerican Gaming Inc. cannot provide assurances that the matters described in this press release will be successfully completed or that the company will realize the anticipated benefits of any transaction. Actual results may differ materially from those projected as a result of certain risks and uncertainties, including but not limited to: global economic and market conditions; the war on terrorism and the potential for war or other hostilities in other parts of the world; the availability of financing and lines of credit; successful integration of acquired or merged businesses; changes in interest rates; management's ability to forecast revenues and control expenses, especially on a quarterly basis; unexpected decline in revenues without a corresponding and timely slowdown in expense growth; the company's ability to retain key management and employees; intense competition and the company's ability to meet demand at competitive prices and to continue to introduce new products and new versions of existing products that keep pace with technological developments, satisfy increasingly sophisticated customer requirements and achieve market acceptance; relationships with significant suppliers and customers; as well as other risks and uncertainties, including but not limited to those detailed from time to time in InterAmerican Gaming Inc. SEC filings. InterAmerican Gaming Inc. undertakes no obligation to update information contained in this release. For further information regarding risks and uncertainties associated with InterAmerican Gaming Inc.'s business, please refer to the risks and uncertainties detailed from time to time in InterAmerican Gaming Inc.'s SEC filings.

This release does not constitute an offer for sale of securities.

All assets can be accessed at www.sofitmobile.com/presskit.

Contact Information

Media Inquiries: SoFit Mobile Inc.
Jennifer Steckel Elliott
VP Marketing
marketing@sofitmobile.com
Investor Inquiries: Circadian Group
Tyler M. Troup
1-866-865-2780
tyler@circadian-group.com